UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2008

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On February 19, 2008, Quest Software, Inc. (“Quest” or the “Company”) was informed that the Nasdaq Listing Qualifications Panel (the “Panel”) has granted the Company’s request for additional time to comply with Nasdaq’s continued listing requirements.

As previously disclosed, the Nasdaq Board of Directors notified the Company that it has regained compliance with all filing obligations and that it had remanded the Company’s listing matter to the Panel for further consideration of Quest’s failure to timely solicit proxies and hold its annual meeting of shareholders for 2006 and 2007.

The Panel determined to continue the listing of Quest’s shares on The Nasdaq Stock Market, subject to the condition that Quest must inform the Panel that it has solicited proxies and held its annual shareholder meeting for fiscal years 2006 and 2007 on or before May 15, 2008. If Quest does not satisfy that condition or otherwise demonstrate compliance for continued listing, its securities may be delisted from The Nasdaq Stock Market.

The Company’s annual meeting of shareholders will be held on May 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: February 25, 2008	By:	/s/ J. Michael Vaughn
J. Michael Vaughn
Vice President, General Counsel